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                            CORE-MARK INTERNATIONAL, INC.

                      11-3/8% Senior Subordinated Notes due 2003


                              -------------------------

                                      INDENTURE

                              -------------------------


                            Dated as of September 27, 1996


                              -------------------------


                                BANKERS TRUST COMPANY,

                                       Trustee

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


                                  TABLE OF CONTENTS

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                                                                            ----

                                      ARTICLE 1

                      DEFINITIONS AND INCORPORATION BY REFERENCE


     SECTION 1.01.     Definitions . . . . . . . . . . . . . . . . . . . .    1
     SECTION 1.02.     Other Definitions . . . . . . . . . . . . . . . . .   27
     SECTION 1.03.     Incorporation by Reference of Trust
                         Indenture Act . . . . . . . . . . . . . . . . . .   27
     SECTION 1.04.     Rules of Construction . . . . . . . . . . . . . . .   28


                                      ARTICLE 2

                                    THE SECURITIES

     SECTION 2.01.     Form and Dating . . . . . . . . . . . . . . . . . .   29
     SECTION 2.02.     Execution and Authentication. . . . . . . . . . . .   31
     SECTION 2.03.     Registrar and Paying Agent. . . . . . . . . . . . .   32
     SECTION 2.04.     Paying Agent To Hold Money in Trust . . . . . . . .   33
     SECTION 2.05      Securityholder Lists. . . . . . . . . . . . . . . .   33
     SECTION 2.06.     Transfer and Exchange . . . . . . . . . . . . . . .   33
     SECTION 2.07.     Replacement Securities. . . . . . . . . . . . . . .   42
     SECTION 2.08.     Outstanding Securities. . . . . . . . . . . . . . .   43
     SECTION 2.09      Temporary Securities. . . . . . . . . . . . . . . .   43
     SECTION 2.10      Cancelation . . . . . . . . . . . . . . . . . . . .   43
     SECTION 2.11      Defaulted Interest. . . . . . . . . . . . . . . . .   44
     SECTION 2.12.     CUSIP Numbers . . . . . . . . . . . . . . . . . . .   44


                                      ARTICLE 3

                                      REDEMPTION

     SECTION 3.01.     Notices to Trustee. . . . . . . . . . . . . . . . .   44
     SECTION 3.02.     Selection of Securities
                         To Be Redeemed. . . . . . . . . . . . . . . . . .   45
     SECTION 3.03.     Notice of Redemption. . . . . . . . . . . . . . . .   45
     SECTION 3.04.     Effect of Notice of Redemption. . . . . . . . . . .   46
     SECTION 3.05.     Deposit of Redemption Price . . . . . . . . . . . .   46
     SECTION 3.06.     Securities Redeemed in Part . . . . . . . . . . . .   47
     SECTION 3.07      Optional Redemption . . . . . . . . . . . . . . . .   47


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                                                                               2


                                                                            Page
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                                      ARTICLE 4

                                      COVENANTS

     SECTION 4.01.     Payment of Securities . . . . . . . . . . . . . . .   48
     SECTION 4.02.     SEC Reports . . . . . . . . . . . . . . . . . . . .   48
     SECTION 4.03.     Limitation on Indebtedness. . . . . . . . . . . . .   48
     SECTION 4.04.     Limitation on Restricted Payments . . . . . . . . .   51
     SECTION 4.05.     Limitation on Restrictions on
                         Distributions from Subsidiaries . . . . . . . . .   54
     SECTION 4.06.     Limitation on Sales of Assets and
                         Subsidiary Stock. . . . . . . . . . . . . . . . .   56
     SECTION 4.07.     Limitation on Transactions with
                         Affiliates. . . . . . . . . . . . . . . . . . . .   60
     SECTION 4.08.     Change of Control . . . . . . . . . . . . . . . . .   61
     SECTION 4.09.     Compliance Certificate. . . . . . . . . . . . . . .   63
     SECTION 4.10.     Further Instruments and Acts. . . . . . . . . . . .   63
     SECTION 4.11.     Limitation on Liens . . . . . . . . . . . . . . . .   63
     SECTION 4.12.     Limitation on the Sale or Issuance of
                         Capital Stock of Restricted Subsidiaries. . . . .   63
     SECTION 4.13.     Limitation on Lines of Business . . . . . . . . . .   64
     Section 4.14.     Limitation on the Disposition of Assets
                         of the Company to Restricted Subsidiaries . . . .   64


                                      ARTICLE 5

                                  SUCCESSOR COMPANY

     SECTION 5.01.     When Company May Merge or Transfer
                         Assets. . . . . . . . . . . . . . . . . . . . . .   65


                                      ARTICLE 6

                                DEFAULTS AND REMEDIES

     SECTION 6.01.     Events of Default . . . . . . . . . . . . . . . . .   66
     SECTION 6.02.     Acceleration. . . . . . . . . . . . . . . . . . . .   68
     SECTION 6.03.     Other Remedies. . . . . . . . . . . . . . . . . . .   69
     SECTION 6.04.     Waiver of Past Defaults . . . . . . . . . . . . . .   69
     SECTION 6.05.     Control by Majority . . . . . . . . . . . . . . . .   69
     SECTION 6.06.     Limitation on Suits . . . . . . . . . . . . . . . .   70
     SECTION 6.07.     Rights of Holders To Receive Payment. . . . . . . .   70
     SECTION 6.08.     Collection Suit by Trustee. . . . . . . . . . . . .   71

                                                                            Page
                                                                            ----

     SECTION 6.09.     Trustee May File Proofs of Claim. . . . . . . . . .   71
     SECTION 6.10.     Priorities. . . . . . . . . . . . . . . . . . . . .   71
     SECTION 6.11.     Undertaking for Costs . . . . . . . . . . . . . . .   72
     SECTION 6.12.     Waiver of Stay or Extension Laws. . . . . . . . . .   72


                                      ARTICLE 7

                                       TRUSTEE

     SECTION 7.01.     Duties of Trustee . . . . . . . . . . . . . . . . .   72
     SECTION 7.02.     Rights of Trustee . . . . . . . . . . . . . . . . .   74
     SECTION 7.03.     Individual Rights of Trustee. . . . . . . . . . . .   74
     SECTION 7.04.     Trustee's Disclaimer. . . . . . . . . . . . . . . .   75
     SECTION 7.05.     Notice of Defaults. . . . . . . . . . . . . . . . .   75
     SECTION 7.06.     Reports by Trustee to Holders . . . . . . . . . . .   75
     SECTION 7.07.     Compensation and Indemnity. . . . . . . . . . . . .   75
     SECTION 7.08.     Replacement of Trustee. . . . . . . . . . . . . . .   77
     SECTION 7.09.     Successor Trustee by Merger . . . . . . . . . . . .   78
     SECTION 7.10.     Eligibility; Disqualification . . . . . . . . . . .   78
     SECTION 7.11.     Preferential Collection of Claims Against Company .   78


                                      ARTICLE 8

                          DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 8.01.     Discharge of Liability on Securities;
                         Defeasance. . . . . . . . . . . . . . . . . . . .   79
     SECTION 8.02.     Conditions to Defeasance. . . . . . . . . . . . . .   80
     SECTION 8.03.     Application of Trust Money. . . . . . . . . . . . .   81
     SECTION 8.04.     Repayment to Company. . . . . . . . . . . . . . . .   81
     SECTION 8.05.     Indemnity for Government Obligations. . . . . . . .   82
     SECTION 8.06.     Reinstatement . . . . . . . . . . . . . . . . . . .   82


                                      ARTICLE 9

                                      AMENDMENTS

     SECTION 9.01.     Without Consent of Holders. . . . . . . . . . . . .   82
     SECTION 9.02.     With Consent of Holders . . . . . . . . . . . . . .   83
     SECTION 9.03.     Compliance with Trust Indenture Act . . . . . . . .   85
     SECTION 9.04.     Revocation and Effect of Consents and Waivers . . .   85

                                                                            Page
                                                                            ----

     SECTION 9.05.     Notation on or Exchange of Securities . . . . . . .   85
     SECTION 9.06.     Trustee To Sign Amendments. . . . . . . . . . . . .   86
     SECTION 9.07.     Payment for Consent . . . . . . . . . . . . . . . .   86


                                      ARTICLE 10

                                    SUBORDINATION

     SECTION 10.01.    Agreement To Subordinate. . . . . . . . . . . . . .   86
     SECTION 10.02.    Liquidation, Dissolution, Bankruptcy. . . . . . . .   87
     SECTION 10.03.    Default on Senior Indebtedness. . . . . . . . . . .   87
     SECTION 10.04.    Acceleration of Payment of Securities . . . . . . .   88
     SECTION 10.05.    When Distribution Must Be Paid Over . . . . . . . .   88
     SECTION 10.06.    Subrogation . . . . . . . . . . . . . . . . . . . .   88
     SECTION 10.07.    Relative Rights . . . . . . . . . . . . . . . . . .   89
     SECTION 10.08.    Subordination May Not Be Impaired by Company. . . .   89
     SECTION 10.09.    Rights of Trustee and Paying Agent. . . . . . . . .   89
     SECTION 10.10.    Distribution or Notice to Representative. . . . . .   90
     SECTION 10.11.    Article 10 Not To Prevent Events
                         of Default or Limit Right To Accelerate . . . . .   90
     SECTION 10.12.    Trust Moneys Not Subordinated . . . . . . . . . . .   90
     SECTION 10.13.    Trustee Entitled To Rely. . . . . . . . . . . . . .   90
     SECTION 10.14.    Trustee to Effectuate Subordination . . . . . . . .   91
     SECTION 10.15.    Trustee Not Fiduciary for Holders of
                         Senior Indebtedness . . . . . . . . . . . . . . .   91
     SECTION 10.16.    Reliance by Holders of Senior
                         Indebtedness on Subordination Provisions. . . . .   91
     SECTION 10.17.    Trustee's Compensation Not Prejudiced . . . . . . .   92



                                      ARTICLE 11

                                    MISCELLANEOUS

     SECTION 11.01.    Trust Indenture Act Controls. . . . . . . . . . . .   92
     SECTION 11.02.    Notices . . . . . . . . . . . . . . . . . . . . . .   92
     SECTION 11.03.    Communication by Holders with Other Holders . . . .   93
     SECTION 11.04.    Certificate of Opinion as to Conditions
                         Precedent . . . . . . . . . . . . . . . . . . . .   93
     SECTION 11.05.    Statements Required in Certificate or Opinion . . .   93

                                                                            Page
                                                                            ----

     SECTION 11.06.    When Securities Disregarded . . . . . . . . . . . .   94
     SECTION 11.07.    Rules by Trustee, Paying Agent and Registrar. . . .   94


     SECTION 11.08.    Legal Holidays. . . . . . . . . . . . . . . . . . .   94
     SECTION 11.09.    Governing Law . . . . . . . . . . . . . . . . . . .   95
     SECTION 11.10.    No Recourse Against Others. . . . . . . . . . . . .   95
     SECTION 11.11.    Successors. . . . . . . . . . . . . . . . . . . . .   95
     SECTION 11.12.    Multiple Originals. . . . . . . . . . . . . . . . .   95
     SECTION 11.13.    Table of Contents; Headings . . . . . . . . . . . .   95


Exhibit A - Form of Initial Security
Exhibit B - Form of Exchange Security
Exhibit C - Form of Transferee Letter of Representation
Exhibit D - Form of Note Guarantee

                                CROSS-REFERENCE TABLE


   TIA                                                          Indenture
 Section                                                         Section
 -------                                                        ---------

310(a)(1)      . . . . . . . . . . . . . . . . . . . . . . .       7.10
   (a)(2)      . . . . . . . . . . . . . . . . . . . . . . .       7.10
   (a)(3)      . . . . . . . . . . . . . . . . . . . . . . .       N.A.
   (a)(4)      . . . . . . . . . . . . . . . . . . . . . . .       N.A.
   (b)         . . . . . . . . . . . . . . . . . . . . . . .       7.08; 7.10
   (c)         . . . . . . . . . . . . . . . . . . . . . . .       N.A
311(a)         . . . . . . . . . . . . . . . . . . . . . . .       7.11
   (b)         . . . . . . . . . . . . . . . . . . . . . . .       7.11
   (c)         . . . . . . . . . . . . . . . . . . . . . . .       N.A.
312(a)         . . . . . . . . . . . . . . . . . . . . . . .       2.05
   (b)         . . . . . . . . . . . . . . . . . . . . . . .       11.03
   (c)         . . . . . . . . . . . . . . . . . . . . . . .       11.03
313(a)         . . . . . . . . . . . . . . . . . . . . . . .       7.06
   (b)(1)      . . . . . . . . . . . . . . . . . . . . . . .       N.A.
   (b)(2)      . . . . . . . . . . . . . . . . . . . . . . .       7.06
   (c)         . . . . . . . . . . . . . . . . . . . . . . .       11.02
   (d)         . . . . . . . . . . . . . . . . . . . . . . .       7.06
314(a)         . . . . . . . . . . . . . . . . . . . . . . .       4.02; 4.12;
                                                                        11.02
   (b)         . . . . . . . . . . . . . . . . . . . . . . .       N.A.
   (c)(1)      . . . . . . . . . . . . . . . . . . . . . . .       11.04
   (c)(2)      . . . . . . . . . . . . . . . . . . . . . . .       11.04
   (c)(3)      . . . . . . . . . . . . . . . . . . . . . . .       N.A.
   (d)         . . . . . . . . . . . . . . . . . . . . . . .       N.A.
   (e)         . . . . . . . . . . . . . . . . . . . . . . .       11.05
   (f)         . . . . . . . . . . . . . . . . . . . . . . .       4.12
315(a)         . . . . . . . . . . . . . . . . . . . . . . .       7.01
   (b)         . . . . . . . . . . . . . . . . . . . . . . .       7.05; 11.02
   (c)         . . . . . . . . . . . . . . . . . . . . . . .       7.01
   (d)         . . . . . . . . . . . . . . . . . . . . . . .       7.01
   (e)         . . . . . . . . . . . . . . . . . . . . . . .       6.11
316(a)(last
sentence)      . . . . . . . . . . . . . . . . . . . . . . .       11.06
   (a)(1)(A)   . . . . . . . . . . . . . . . . . . . . . . .       6.05
   (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . .       6.04
   (a)(2)      . . . . . . . . . . . . . . . . . . . . . . .       N.A.
   (b)         . . . . . . . . . . . . . . . . . . . . . . .       6.07
317(a)(1)      . . . . . . . . . . . . . . . . . . . . . . .       6.08
   (a)(2)      . . . . . . . . . . . . . . . . . . . . . . .       6.09
   (b)         . . . . . . . . . . . . . . . . . . . . . . .       2.04
318(a)         . . . . . . . . . . . . . . . . . . . . . . .       11.01

                              N.A. means Not Applicable.


----------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                    INDENTURE dated as of September 27, 1996, 1996, between
               CORE-MARK INTERNATIONAL, INC., a Delaware corporation (the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation (the "Trustee").


          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 11-3/8% Senior Subordinated Notes due 2003 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 11-3/8% Senior Subordinated Notes due 2003.


                                      ARTICLE 1

                      DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  DEFINITIONS.

          "Additional Assets" means (i) any tangible property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

          "Adjusted Operating Income" for any period means (a) the sum of (x) the Operating Income for such period, plus (y) the following to the extent deducted in calculating such Operating Income: (i) Consolidated Non-Cash Charges and (ii) LIFO expense, if any, for such period, minus (b) LIFO income, if any, for such period. Notwithstanding the foregoing, the depreciation and amortization of a Subsidiary of the Company shall be added to Operating Income to compute Adjusted Operating Income only to the extent (and in the same proportion) that the operating income of such Subsidiary was included in calculating Operating Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.07 and Section 4.06 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at September 15, 2000 (such redemption price set forth in Section 3.07) plus (2) all required interest payments (excluding accrued but unpaid interest) due on such Security through September 15, 2000, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the principal amount of such Security.

          "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) in one transaction or in a series of related transactions which shall be viewed as one transaction other than (i) a disposition (other than a Financing Disposition in connection with a Receivables Financing) by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) dispositions (other than a Financing Disposition in connection with a Receivables Financing) with a fair market value of less than $500,000 in the aggregate in any fiscal year, (iv) a Financing Disposition in connection with a Receivables Financing provided that immediately after such Financing Disposition the Indebtedness (other than Indebtedness in respect of letters of credit) outstanding pursuant to Section 4.03(b)(i) is equal to or less than the Maximum Amount, (v) for purposes of
Section 4.06 only, a disposition subject to Section 4.04 and (vi) the disposition of all or substantially all the assets of the Company permitted by the Section 5.01.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, as amended or modified from time to time, and any Refinancing Indebtedness Incurred in respect thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.


          "Change of Control" means the occurrence of any of the following events:

          (i) prior to the first public offering of Voting Stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities or otherwise (for purposes of this clause (i), the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

          (ii) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, which right is subject to no conditions other than passage of time and conditions substantially within the control of the parties to such acquisition)), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the

     Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, a majority of the voting power of the Voting Stock of such parent corporation;

          (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (in each case, other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

          (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, such other obligor on the indenture securities.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Adjusted Operating Income for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements have been made publicly available (but in no event ending more than 135 days prior to such date of determination) to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Adjusted Operating Income and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that in the case of Indebtedness to finance seasonal fluctuations in working capital needs Incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four quarter period), (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Adjusted Operating Income for such period shall be reduced by an amount equal to the Adjusted Operating Income (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Adjusted Operating Income (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing

Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or an Investment in or acquisition of any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition or Investment occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of an operating unit of a business, Adjusted Operating Income and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to the transaction (including the Incurrence of any Indebtedness and repayment of then existing debt) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Adjusted Operating Income and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of Operating Income relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to capital leases,

(ii) amortization of debt discount, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees),
(vii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) the interest portion of any deferred payment obligation, (ix) interest actually paid on any Indebtedness of any other Person, (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and (ix) the earned discount or yield with respect to the sale of Receivables (without duplication of amounts included in Operating Income) but in no event shall Consolidated Interest Expense include the amortization of fees incurred on or prior to the Issue Date in respect of the Credit Agreement or the issuance of the Securities or bank agency fees under the Credit Agreement.

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

          (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income,

          (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

          (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and
     (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,

          (v) any extraordinary gain or loss, and

          (vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and as to which financial results have been made publicly available (but in no event ending more than 135 days prior to such date of determination), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such person and its Consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP (excluding any such other non-cash charge to the extent it requires an accrual or reserve for cash charges for any future period).

          "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in a Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group or at any other time at such other address as the Trustee may designate from time to time by notice to the Company and the Holders.

          "Credit Agreement" means the Credit Agreement dated as of August 7, 1996, among Core-Mark International, Inc., the several lenders from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent, as in effect on the Issue Date.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Securities" means Securities that are in the form of Exhibit A or Exhibit B attached hereto that do not include the information called for by footnote 1 thereof.

          "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

          "Designated Senior Indebtedness" means (i) the Bank Indebtedness and
(ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend at least $10 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 180 days after the Stated Maturity of the Securities; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to purchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Section
4.08 are to the holders of the Securities and such Capital Stock specifically provides that the Company shall not purchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the Securities as are required to be purchased pursuant to Section 4.08.

          "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of September 27, 1996, by and between the Initial Purchasers and the Company, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

          "Exchange Offer Registration Statement" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

          "Exchange Securities" means the 11-3/8% Senior Subordinated Notes due 2003 to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Company pursuant to the Exchange and Registration Rights Agreement.

          "Financing Disposition" means any sale of Receivables, or interests therein, by the Company or any Subsidiary to the Receivables Subsidiary, or by the Receivables Subsidiary.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

          "Global Security" means a Security that is in the form of Exhibit A or Exhibit B hereto that includes the information called for by footnote 1 thereof.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor Subsidiary" means any Person that has issued a Note Guarantee.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Subsidiary.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

          (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (v) all Capitalized Lease Obligations of such Person;

          (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

          (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

          (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Notwithstanding the foregoing, Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing by the Company to any governmental entity.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Initial Securities" means the 11-3/8% Senior Subordinated Notes due 2003, issued under this Indenture on or about the date hereof.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making such loan or advance) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Issue Date" means the date on which the Initial Securities are originally issued.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Management Investors" means Gary L. Walsh, Robert A. Allen, Leo F. Korman, Leo Granucci, J. Michael Walsh and Basil P. Prokop.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment pursuant to, or monetization (but not for less than fair market value) of, a note or installment receivable or otherwise (other than amounts constituting interest thereon), but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required or estimated in good faith to be required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms or the terms of any related instrument or agreement, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition (including without limitation amounts reserved for the cost of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser in respect of such Asset Disposition).

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Note Guarantee" means any guarantee that may from time to time be executed and delivered by a Subsidiary of the Company pursuant to which such Subsidiary shall Guarantee payment of the Securities. Each Note Guarantee shall be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each such Note Guarantee shall be in the form of Exhibit D hereto.

          "Officer" means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, the President, any Vice President, the Controller, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Operating Income" means, with respect to the Company and its Restricted Subsidiaries for any period, operating income determined in accordance with GAAP and Rule 5-03 under Regulation S-X promulgated by the SEC (as interpreted in good faith by the Company and its independent public accountants and in a manner consistent with the Company's historical audited financial statements as of the Issue Date); PROVIDED, HOWEVER, that there shall not be included in Operating Income: (i) any operating income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that
(A) subject to the limitations contained in (ii) below, the Company's proportionate share of the operating income of any such Restricted Subsidiary for such period shall be included in such Operating Income up to the amount that is proportionate to the net income that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary in cash as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's proportionate share of an operating loss of any such Restricted Subsidiary for such period shall be included in determining such Operating Income, (ii) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, and (iii) the cumulative effect of a change in accounting principles.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Holders" means (i) each of the Management Investors,
(ii) Jupiter Partners L.P. and (iii) (a) any spouse or lineal descendant (including by adoption) of any Person described in clause (i) or any spouse of any such lineal descendant; (b) in the event of the incompetence or death of any Person described in clause (i) or in subclause (a) of this clause (iii), such Person's estate, executor, administrator or other legal representative; (c) any trust 100% in interest of the beneficiaries of which consists of Persons described in clause (i) or in subclause (a) of this clause (iii); or (d) any limited liability company, corporation or partnership 100% of the members, stockholders or partners of which are Persons described in clause (i) or in subclause (a) of this clause (iii); PROVIDED, HOWEVER, that no Person described in this clause (iii) shall be a Permitted Holder if such Person is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly of more than 10% of the voting power of the Voting Stock of the applicable company.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which shall, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments;
(iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) loans to employees for the payment of the exercise price of options to purchase Capital Stock of the Company or loans to satisfy federal or state income tax withholding requirements relating to the issuance of Capital Stock of the Company pursuant to the Company's employee stock plans, in an aggregate amount with respect to all loans described in this clause (vii) not to exceed $500,000 outstanding at any one time; (viii) stock, obligations or securities received in settlement of debts (including payment obligations of customers) created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;
(ix) a Person to the extent such Investment represents the non-cash consideration otherwise permitted to be received by the Company or its Restricted Subsidiaries in connection with an Asset Disposition; (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; (xi) payments to customers in consideration for such customers' agreements with the Company to purchase goods and inventory made in the ordinary course of business consistent with past practices of the Company and its Restricted Subsidiaries and (xii) performance bonds or similar Investments in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

          "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act.

          "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

          "Receivables Financing" means any financing by the Receivables Subsidiary secured substantially by Receivables of the Company and its Subsidiaries that have been transferred to the Receivables Subsidiary in a Financing Disposition, provided that (i) all sales of Receivables to or by the Receivables Subsidiary are made at fair market value (as determined in good faith by the Board of Directors), (ii) the interest rate applicable to such Receivables Financing shall be a market interest rate (as determined in good faith by the Board of Directors) as of the time such financing is entered into and (iii) such financing is non-recourse to the Company and its

Subsidiaries (other than the Receivables Subsidiary) except to a limited extent customary for such financings.

          "Receivables Subsidiary" means a bankruptcy-remote, special purpose Wholly Owned Subsidiary formed for the purposes of a Receivables Financing that
(a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Board of Directors.

          "Redemption Date" means the date on which the Securities are optionally redeemed pursuant to Section 3.07.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that
(i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) the Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced; PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

          "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

          "Related Business" means the business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary thereto.

          "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

          "Restricted Securities Legend" means the legend set forth in Section
2.06 hereof.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

          "SEC" means the Securities and Exchange Commission.

          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

          "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Exchange and Registration Rights Agreement, the Exchange Securities.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depository), or any successor entity thereto and shall initially be the Trustee.

          "Senior Indebtedness" means all principal of, premium (if any), accrued interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to all Indebtedness of the Company, including all Bank Indebtedness, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company,
(3) any Trade Payables, (4) any Indebtedness or obligation of the Company which is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock, or (6) any Indebtedness Incurred in violation of the Indenture.

          "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank PARI PASSU with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

          "Shelf Registration Statement" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

          "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

          "Temporary Cash Investments" means any of the following: (i) any investment in securities maturing within one year from the date of acquisition thereof issued or Guaranteed or insured by the United States of America or any agency thereof, (ii) investments in certificates of deposit and eurodollar time deposits maturing within one year of the date of acquisition thereof issued by any commercial bank having capital surplus in excess of $500,000,000,
(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper issued by a corporation organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard and Poor's Corporation,
(v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof or by any foreign government and rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc., (vi) investments in securities maturing within one year from the date of acquisition thereof backed by standby letters of credit issued by a bank meeting the qualifications described in clause (ii) above, (vii) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (i) through (vi) above, (vii) investments in any term deposit receipts of the Bank of Montreal maturing within 90 days from the date of acquisition thereof, (ix) investments in cash owned by the Company or any of its Subsidiaries and denominated in Canadian dollars,

(x) investments in readily marketable direct obligations of the Government of Canada or any province thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of Canada maturing within 90 days from the date of acquisition thereof, (xi) investments in insured certificates of deposit, deposit notes or term deposit receipts, maturing within 90 days from the date of acquisition thereof, of any commercial bank listed on Schedule 1 of the Bank Act (Canada), and (xii) investments in commercial paper maturing within 90 days from the date of acquisition thereof in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of Canada or any province thereof and rated at least A-1 or better (or the then equivalent grade) by Canada Bond Rating Service or R-2 (middle) or better (or the then equivalent grade) by Dominion Bond Rating Service.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

          "Total Receivables" means all receivables of a Person as determined in accordance with GAAP, other than Receivables that are the subject of a Receivables Financing.

          "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 15, 2000; PROVIDED, HOWEVER, that if the period from the Redemption Date to September 15, 2000, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the Redemption Date to September 15, 2000 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, managing director or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04 The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

          SECTION 1.02.  OTHER DEFINITIONS.

                                                                    Defined in
                                  Term                                Section
                                  ----                              ----------

     "Affiliate Transaction" . . . . . . . . . . . . . . . .             4.07
     "Agent Members" . . . . . . . . . . . . . . . . . . . .             2.01(b)
     "Bankruptcy Law". . . . . . . . . . . . . . . . . . . .             6.01
     "Blockage Notice" . . . . . . . . . . . . . . . . . . .            10.03
     "covenant defeasance option". . . . . . . . . . . . . .             8.01(b)
     "Custodian" . . . . . . . . . . . . . . . . . . . . . .             6.01
     "Event of Default". . . . . . . . . . . . . . . . . . .             6.01
     "Initial Purchasers". . . . . . . . . . . . . . . . . .             2.01(a)
     "legal defeasance option" . . . . . . . . . . . . . . .             8.01(b)
     "Legal Holiday" . . . . . . . . . . . . . . . . . . . .            11.08
     "Maximum Amount". . . . . . . . . . . . . . . . . . . .             4.03(b)
     "Non-Global Purchaser". . . . . . . . . . . . . . . . .             2.01(c)
     "Offer" . . . . . . . . . . . . . . . . . . . . . . . .             4.06
     "Offer Amount". . . . . . . . . . . . . . . . . . . . .             4.06
     "Offer Period". . . . . . . . . . . . . . . . . . . . .             4.06
     "pay the Securities". . . . . . . . . . . . . . . . . .            10.03
     "Paying Agent". . . . . . . . . . . . . . . . . . . . .             2.03
     "Payment Blockage Period" . . . . . . . . . . . . . . .            10.03
     "Purchase Agreement". . . . . . . . . . . . . . . . . .             2.01(a)
     "Purchase Date" . . . . . . . . . . . . . . . . . . . .             4.06
     "QIBs". . . . . . . . . . . . . . . . . . . . . . . . .             2.01(a)
     "Registrar" . . . . . . . . . . . . . . . . . . . . . .             2.03
     "Restricted Certificated Securities . . . . . . . . . .             2.01(c)
     "Restricted Global Security". . . . . . . . . . . . . .             2.01(a)
     "Restricted Payment". . . . . . . . . . . . . . . . . .             4.04
     "Rule 144A" . . . . . . . . . . . . . . . . . . . . . .             2.01(a)
     "Successor Company" . . . . . . . . . . . . . . . . . .             5.01

          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                      ARTICLE 2

                                    THE SECURITIES

          SECTION 2.01. FORM AND DATING. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Any Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibits A and B are part of the terms of this Indenture.

          (a) GLOBAL SECURITIES. The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement (the "Purchase Agreement"), dated September 24, 1996, between the Company and Chase Securities Inc. and Donaldson Lufkin & Jenrette Securities Corporation (the "Initial Purchasers").

          Initial Securities offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") in accordance with Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of a single, permanent Global Security in definitive, fully registered form without interest coupons with the Restricted Securities Legend and the legend set forth in footnote 1 to Exhibit A hereto (the "Restricted Global Security"), which shall be deposited on behalf of the Initial Purchasers of the Initial Securities represented thereby with the Trustee, as Securities Custodian for the Depository, and registered in the name of the Depository or a registered nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and the Depository or its nominee as hereinafter provided.

          (b) BOOK-ENTRY PROVISIONS. This Section 2.01(b) shall apply only to Global Securities deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the registered nominee of such Depository and (ii) shall be held by the Trustee as Securities Custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) CERTIFICATED SECURITIES. Except as otherwise provided herein, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are not QIBs (referred to herein as the "Non-Global Purchasers") shall receive certificated Initial Securities bearing the Restricted Securities Legend set forth in Exhibit A hereto ("Restricted Certificated Securities"); PROVIDED, HOWEVER, that upon transfer of such Restricted Certificated Securities to a QIB or in accordance with Regulation S under the Securities Act, such Restricted Certificated Securities shall, unless the relevant Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.06 hereof. Restricted Certificated Securities shall include the Restricted Securities Legend set forth in Exhibit A unless removed in accordance with this Section 2.01(c) or Section 2.06(g) hereof.

          After a transfer of any Initial Securities during the period of the effectiveness of, and pursuant to, a Shelf Registration Statement with respect to the Initial Securities, all requirements pertaining to legends on such Initial Securities shall cease to apply, the requirements requiring that any such Initial Securities issued to certain Holders be issued in global form shall cease to apply, and certificated Initial Securities without legends shall be made available to the Holders of such Initial Securities. Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form shall cease to apply and certificated Initial Securities with the Restricted Securities Legend set forth in Exhibit A hereto shall be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated form shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and deliver (1) Initial Securities for original issue in an aggregate principal amount of $75,000,000, and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement for Initial Securities for a like principal amount of Initial Securities exchanged pursuant thereto, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $75,000,000 except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and in such capacity shall be entitled to (i) all of the rights, duties, immunities and protections of the Trustee hereunder and (ii) compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee at its Corporate Trust Office as Registrar and Paying Agent in connection with the Securities.

          The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Securities.

          SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to 2:00 p.m. New York time on each due date of the principal on any Security and at least one Business Day prior to each due date of the interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06.  TRANSFER AND EXCHANGE.    (a)  TRANSFER AND EXCHANGE OF
DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

          (x)  to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Securities surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) in the case of Transfer Restricted Securities that are Definitive Securities, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

               (B) if such Transfer Restricted Securities are being transferred to the Company or to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

               (C)  if such Transfer Restricted Securities are being transferred
          (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in substantially the form set forth on the reverse of the Security), (ii) if the Company or Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act and (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit C hereto.

          (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

         (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

          The Trustee or Registrar has no duties to obtain certificates or other documentation with respect to the transfer or exchange between or among any depositary participants, members or beneficial owners in any global security and shall have no liability or responsibility with respect to the legality thereof.

          (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

          (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A DEFINITIVE SECURITY.

          (i) Any person having a beneficial interest in a Global Security that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A),(B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Security of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the owner of a beneficial interest in a Global Security, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Security); or

               (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities

          Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

               (C)  if such beneficial interest is being transferred
          (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities; or (y) in reliance on another exemption from the registration requirements of the Securities
          Act: (i) a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security), (ii) if the Company or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit C hereto, then the Trustee or the Securities Custodian, at the direction of the Trustee, shall cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Security.

         (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered in accordance with the written instructions of the Depository.

          (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) AUTHENTICATION OF DEFINITIVE SECURITIES IN ABSENCE OF DEPOSITORY. If at any time:

          (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

         (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities to the Persons designated by the Company, shall authenticate and deliver Definitive Securities in exchange for such Global Securities.

     (g)  LEGEND.

          (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR

          OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY,
          (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
          (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in clause (i) of this Section 2.06(g) (such sales or transfers being subject only to the provisions of Section 2.06(c) hereof); PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

          (h) CANCELATION AND/OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (i)  OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF
SECURITIES.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's written request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (j) NO OBLIGATION OF THE TRUSTEE. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security in global form shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including without limitation any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder
(i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) so requests the Company or the Trustee prior to the Security being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.08. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. TEMPORARY SECURITIES. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities.

          SECTION 2.10. CANCELATION. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company, unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                      ARTICLE 3

                                      REDEMPTION

          SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption shall occur.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents in writing to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

          (8) the CUSIP number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; PROVIDED that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to 2:00 p.m. New York time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation.

          SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.07. OPTIONAL REDEMPTION. (a) Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to September 15, 2000. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on or after September 15 of the years set forth below:


                                                           Redemption
              Period                                          Price
              ------                                       ----------

              2000                                          105.688%
              2001                                          102.844%
              2002 and thereafter                           100.000%


          (b) Notwithstanding the foregoing, at any time prior to September 15, 1999, the Company may redeem in the aggregate up to 30% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.375% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 70% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

          (c) At any time on or prior to September 15, 2000, the Securities may be redeemed as a whole at the option of the Company within 90 days after a Change of Control, at a redemption price equal to the sum of (i) 100% of the principal amount thereof plus (ii) the Applicable Premium plus
(iii) accrued but unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).


                                   ARTICLE 4
                                   COVENANTS

          SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC REPORTS. Notwithstanding that the Company may not be or remain required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, if permitted by the SEC, and provide the Trustee and Securityholders and prospective Securityholders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Section 13 or 15(d) of the Exchange Act. In addition, following a Public Equity Offering, the Company shall furnish to the Trustee and the Securityholders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of TIA Section 314(a).

          SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company (but not any Restricted

Subsidiary) may Incur Indebtedness if on the date of such Incurrence the Consolidated Coverage Ratio would be greater than 2:1, if such Indebtedness is Incurred on or prior to September 30, 1999, and 2.5:1 if such Indebtedness is Incurred thereafter.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness of the Company and its Restricted Subsidiaries outstanding from time to time pursuant to the Credit Agreement or otherwise in an amount not to exceed (A) the sum (the "Maximum Amount") of (x) 85% of the net book value of the consolidated Total Receivables of the Company and its Restricted Subsidiaries (other than the Receivables Subsidiary) and (y) 80% of the net book value of the consolidated inventory of the Company and its Restricted Subsidiaries (other than the Receivables Subsidiary), determined in accordance with GAAP, and (B) $20 million but only in respect of letters of credit;

          (ii) Indebtedness of the Receivables Subsidiary Incurred pursuant to Receivables Financings;

          (iii) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (iv) Indebtedness represented by the Securities (and the Note Guarantees), any Indebtedness (other than the Indebtedness described in clauses (i) and (iii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause (i), this clause (iv) or paragraph (a);

          (v) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (v);

          (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and its Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness, and (B) under Currency Agreements and Interest Rate Agreements; PROVIDED, HOWEVER, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

          (vii) Indebtedness of the Company (but not of a Restricted Subsidiary) in an aggregate principal amount on the date of Incurrence which, when added to all other Indebtedness Incurred pursuant to this clause (vii) and then outstanding, shall not exceed $10 million.

          (c) Notwithstanding any other provision of this Section 4.03, the Company may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations. The Company may not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company may not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured
Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

          (d) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness permitted by this Section need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this provision permitting such Indebtedness and (ii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

          SECTION 4.04.  LIMITATION ON RESTRICTED PAYMENTS.   (a) The Company
shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other shareholders on a pro rata basis in accordance with their respective ownership of the class of Capital Stock affected), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of:

               (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 1996, to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment and as to which financial results have been made publicly available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

               (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) and the amount received in cash as voluntary contributions to the capital of the Company, subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Restricted Subsidiaries);

               (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock

          (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

               (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

          (b)  The provisions of the foregoing paragraph (a) shall not prohibit:

          (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Restricted Subsidiaries); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a) above;

          (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

          (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

          (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments; or

          (v) the repurchase of shares of common stock of the Company from, or the payment of the stock appreciation on any options to purchase common stock of the Company held by, any officer or employee of the Company or any of its Subsidiaries pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases shall not exceed $2.5 million in any calendar year and $7.5 million in the aggregate from the Issue Date; PROVIDED FURTHER, HOWEVER, that such repurchases shall be included in the calculation of the amount of Restricted Payments.

          SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

          (1) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Issue Date including those arising under the Credit Agreement;

          (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

          (3) any encumbrance or restriction pursuant to an agreement constituting Refinancing Indebtedness of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section or this clause (3); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions contained in such agreements;

          (4) in the case of clause (iii), any encumbrance or restriction
     (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages, (C) arising in connection with any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or asset not otherwise prohibited by this Indenture, or (D) arising or agreed to in the ordinary course of business, PROVIDED that such encumbrance or restriction does not, individually or in the aggregate together with other similar encumbrances and restrictions, impair the value of the property or assets of the Company or any Restricted Subsidiary in any material manner;

          (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

          (6) any encumbrance or restriction with respect to the Receivables Subsidiary pursuant to an agreement relating to Indebtedness of the Receivables Subsidiary which is permitted under Section 4.03 or pursuant to an agreement relating to a Financing Disposition to or by the Receivables Subsidiary in connection with a Receivables Financing.

          SECTION 4.06. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless

          (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition;

          (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash; PROVIDED, HOWEVER, that in respect of an Asset Disposition, more than 20% of the consideration may consist of consideration other than cash or cash equivalents if (A) the portion of such consideration that does not consist of cash or cash equivalents consists of assets of a type ordinarily used in the operation of the Company's distribution business (including Capital Stock of a Person that becomes a Restricted Subsidiary and that holds such assets) to be used by the Company or a Restricted Subsidiary in the conduct of the Company's business, (B) the terms of such Asset Disposition have been approved by a majority of the members of the Board of Directors having no personal stake in such transaction, and (C) if the value of the assets being disposed of by the Company or such Restricted Subsidiary in such transaction (as determined in good faith by such members of the Board of Directors) is at least $15 million, the Board of Directors has received a written opinion of a nationally recognized investment banking firm to the effect that such Asset Disposition is fair, from a financial point of view, to the Company and the Company has delivered a copy of such opinion to the Trustee; and

          (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) FIRST, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 360 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined below) to purchase Securities pursuant to and subject to the conditions set forth in section (b) of this Section, and (D) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses
     (A), (B) and (C), to fund (to the extent consistent with any other applicable provision of this Indenture) any corporate purpose; PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section exceed $500,000.

          For the purposes of Section 4.06(a)(ii), the following are deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

          (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section (a)(iii)(C), the Company shall be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued interest to the date of purchase in accordance with the procedures (including prorationing in the event of oversubscription) set forth in
Section 4.06(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(D). The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(a)(iii)) is less than $5 million (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c)(1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes shall enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current

Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          (e) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Financing Disposition in connection with a Receivables Financing unless the Board of Directors shall have determined in good faith, which determination shall be conclusive and evidenced by a resolution of the Board of Directors, that such Financing Disposition is made at fair market value.

          SECTION 4.07.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.   (a)  The
Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction. In addition, if such Affiliate Transaction involves an amount in excess of $5 million (other than fees to investment banking firms constituting customary underwriting discounts for offerings of securities or customary advisory fees for merger and acquisition and recapitalization transactions) a fairness opinion must be provided by a nationally recognized appraisal or investment banking firm.

          (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, or other employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business consistent with past practices of the Company, (iii) loans or advances to employees in the ordinary course of business consistent with past practices of the Company, (iv) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries or (v) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

          SECTION 4.08. CHANGE OF CONTROL. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change in Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under Section 3.07 hereof.

          (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date);

          (2) the circumstances and relevant facts and financial information regarding such Change of Control;

          (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

          (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 4.09. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4). For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided hereunder.

          SECTION 4.10. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.11.  LIMITATION ON LIENS.   The Company shall not, and shall
not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Liens on Receivables that are the subject of a Receivables Financing) on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness other than Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities) such obligation for so long as such obligation is so secured.

          SECTION 4.12 LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not sell any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock except:

          (i) subject to Section 4.14, to the Company or a Wholly Owned Subsidiary,

          (ii) pursuant to arrangements entered into prior to the time a Person becomes a Restricted Subsidiary (other than arrangements entered into in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary) or

          (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary.

The proceeds of any sale of such Capital Stock permitted hereby shall be treated as Net Available Cash from an Asset Disposition and shall be applied in accordance with the terms of Section 4.06.

          SECTION 4.13. LIMITATION ON LINES OF BUSINESS. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Related Business.

          SECTION 4.14. LIMITATION ON THE DISPOSITION OF ASSETS OF THE COMPANY TO RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Guarantor Subsidiary to, sell, lease, transfer or make any other disposition of any property or assets (including shares of Capital Stock of a Subsidiary) (each referred to for the purposes of this Section as a "disposition") to a Restricted Subsidiary other than (i) a disposition to a Restricted Subsidiary that at the time of such disposition is or becomes a Guarantor Subsidiary pursuant to a Note Guarantee, (ii) dispositions (other than a Financing Disposition in connection with a Receivables Financing) with a fair market value of less than $2.5 million in the aggregate for all Restricted Subsidiaries in any fiscal year, (iii) a Financing Disposition in connection with a Receivables Financing, (iv) a disposition permitted by Section 4.04 and (v) dispositions of inventory in the ordinary course of business.

                                   ARTICLE 5
                               SUCCESSOR COMPANY

          SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation partnership, limited liability company or business trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

          (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

          SECTION 6.01.  EVENTS OF DEFAULT.  An "Event of Default" occurs if:

          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10;

          (3) the Company fails to comply with Section 5.01;

          (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities), and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section;

          (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified in the penultimate paragraph of this Section;

          (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million or its foreign currency equivalent at the time;

          (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (D) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (9) any judgment or decree for the payment of money in excess of $5 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed or

     (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

          (10) (A) any Note Guarantee shall cease to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor Subsidiary or person acting by or on behalf of such Guarantor Subsidiary shall deny or disaffirm its obligations under this Indenture or any Note Guarantee and such Default continues for 10 days or (B) any Guarantor Subsidiary fails to comply with any of its agreements in its Note Guarantee and such failure continues for 60 days after the notice specified in the penultimate paragraph of this Section.

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clauses (3), (6), (7) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (8) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND:  to holders of Senior Indebtedness to the extent required by
     Article 10;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          FOURTH:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

          SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7
                                    TRUSTEE

          SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02. RIGHTS OF TRUSTEE. Subject to Section 7.01: (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05.  NOTICE OF DEFAULTS.   If a Default occurs and is
continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee shall also comply with TIA
Section 313(b) and TIA Section 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee, Paying Agent and Registrar from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disburse-ments and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee, Paying Agent, Registrar, and each of their officers, directors, agents and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or the administration of this trust and the performance of their duties hereunder. The Trustee, Paying Agent and Registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; PROVIDED that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby.
The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; PROVIDED that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          When the Trustee incurs expenses or renders services in connection with a Default or an Event of Default such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally.

          The Company's payment obligations pursuant to this Section shall survive the discharge or termination of this Indenture or the earlier resignation or removal of the Trustee. When the Trustee, Paying Agent or Registrar incurs expenses after the occurrence of a Default specified in
Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          The retiring Trustee shall not be liable for the acts or omissions of any successor Trustee hereunder.

          All fees, charges and expenses of the retiring Trustee shall become immediately due and payable upon the appointment of a successor Trustee hereunder.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of

TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                        ARTICLE 8
                          DISCHARGE OF INDENTURE; DEFEASANCE
          SECTION 8.01.  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.
(a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due shall be sufficient to pay at maturity or upon redemption all outstanding Securities, including premium (if any) and interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14,
5.01(iii) and 5.01(iv) and the operation of Section 6.01(4), 6.01(6), 6.01(7)
(with respect to Subsidiaries of the Company only), 6.01(8) (with respect to Subsidiaries of the Company only), 6.01(9) and 6.01(10) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company only), 6.01(8) (with respect to Subsidiaries of the Company only), 6.01(9) and 6.01(10) or because of the failure of the Company to comply with Sections 5.01(iii) and 5.01(iv).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in

     Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders shall not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

          SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   AMENDMENTS

          SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

          (5) to add Guarantees with respect to the Securities or to secure the Securities;

          (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

          (8) to make any change that does not adversely affect the rights of any Securityholder; or

          (9) to provide for the issuance and authorization of the Exchange Securities.

          An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3) reduce the principal of or extend the Stated Maturity of any Security;

          (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article 3;

          (5) make any Security payable in money other than that stated in the Security;

          (6) make any change in Article 10 that adversely affects the rights of any Securityholder under Article 10;

          (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

          (8) impair the right of any Securityholder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 9.03).

          SECTION 9.07. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                  ARTICLE 10

                                 SUBORDINATION

          SECTION 10.01. AGREEMENT TO SUBORDINATE. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank PARI PASSU with all other Senior Subord-inated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of these subordination provisions, the Indebtedness evidenced by the Securities is deemed to include the liquidat-ed damages payable pursuant to the provisions set forth in the Securities and the Exchange and Registration Rights Agreement. All provisions of this Article 10 shall be subject to Section 10.12.

          SECTION 10.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

          (2) until the Senior Indebtedness is paid in full, any payment or distribution to which Securityholders would be entitled but for this
     Article 10 shall be made to holders of Senior Indebtedness as their interests may appear.

          SECTION 10.03. DEFAULT ON SENIOR INDEBTEDNESS. The Company may not pay the principal of, premium (if any) or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; PROVIDED, HOWEVER, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated

Senior Indebtedness with respect to which either of the events in clause
(i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice,
(ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; PROVIDED, HOWEVER, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; PROVIDED FURTHER, HOWEVER, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

          SECTION 10.04. ACCELERATION OF PAYMENT OF SECURITIES. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of the Designated

Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

          SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

          SECTION 10.06. SUBROGATION. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

          SECTION 10.07. RELATIVE RIGHTS. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

          SECTION 10.08. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          SECTION 10.09.  RIGHTS OF TRUSTEE AND PAYING AGENT.  Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.11. ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

          SECTION 10.12. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          SECTION 10.13. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to conclusively rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

          SECTION 10.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

          SECTION 10.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          SECTION 10.17. TRUSTEE'S COMPENSATION NOT PREJUDICED. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.


                                      ARTICLE 11

                                     MISCELLANEOUS

          SECTION 11.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 11.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                                    if to the Company:

                                Core-Mark International, Inc.
                                395 Oyster Point Boulevard
                                Suite 415
                                San Francisco, CA 94080

                                      Attention of:
                                 Chief Financial Officer

                                    if to the Trustee:

                                Bankers Trust Company
                                Corporate Trust and Agency Group
                                Four Albany Street, 4th Floor
                                New York, New York 10006

                                      Attention of:
                                 Corporate Market Services

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee and complying with Section 11.05 stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and complying with Section 11.05 stating that, in the opinion of such counsel, all such conditions precedent have been complied with. In furnishing such opinion, such counsel shall be permitted to rely on the Officers' Certificate required by clause (1) of this
     Section 11.04, on certificates of government agencies or authorities and on any other certificate, instrument or opinion delivered pursuant to the terms of this Indenture.

          SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 11.06. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 11.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.09. GOVERNING LAW. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 11.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 11.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                       CORE-MARK INTERNATIONAL, INC.,

                                        by /s/ Leo F. Korman
                                           ---------------------------
                                          Name:  Leo F. Korman
                                          Title: Senior Vice President and
                                                 Chief Financial Officer


                                       BANKERS TRUST COMPANY, as Trustee,

                                        by /s/ Kevin Weeks
                                           ----------------------------
                                          Name:  Kevin Weeks
                                          Title: Assistant Treasurer

STATE OF CALIFORNIA            )
                             ) SS
COUNTY OF SAN MATEO           )

          On September 25, 1996, before me personally came Leo Korman, to me known, who, being by me duly sworn, did depose and say that he is the of Core-Mark International, Inc., a Delaware corporation and that he signed his name thereto on behalf of such corporation.

                                                 /s/ James G. Douglas
                                                 ---------------------------
                                                 Notary Public in and for the
                                                 State of California

                                                 Name: James G. Douglas
                                                 My commission expires:

                                                 December 3rd, 1999
                                                 ---------------------------

STATE OF NEW YORK            )
                             ) SS
COUNTY OF NEW YORK           )

          On September 26, 1996, before me personally came Kevin Weeks, to me known, who, being by me duly sworn, did depose and say that she is the Assistant Treasurer of Bankers Trust Company, a New York banking corporation and that she signed her name thereto on behalf of such corporation.

                                                 /s/ Margaret Bereza
                                                 ---------------------------
                                                 Notary Public in and for the
                                                 State of New York

                                                 Name: Maraget Bereza
                                                 My commission expires:

                                                           2/22/98
                                                 ---------------------------

                                                                       EXHIBIT A


             [FORM OF FACE OF INITIAL SECURITY]


          [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] 1/
                        --

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE


     1/To be included only if note is in global form.
    --

SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S OR THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF
CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND Shall BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.



                          CORE-MARK INTERNATIONAL, INC.

                     11-3/8% SENIOR SUBORDINATED NOTE DUE 2003


No.                                                           CUSIP No.
                                                                    $


          CORE-MARK INTERNATIONAL, INC., a Delaware corporation, promises to pay
to           , or registered assigns, the principal sum of $75,000,000 on
September 15, 2003.

          Interest Payment Dates:  March 15 and September 15.

          Record Dates:  March 1 and September 1.

          Additional provisions of this Security are set forth on the other side of this Security.


Dated:          , 1996

                              CORE-MARK INTERNATIONAL, INC.

                                by

                                   _______________________
                                   Name:
                                   Title:



                                   _______________________
                                   Name:
                                   Title:


TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

BANKERS TRUST COMPANY

  as Trustee, certifies            [Seal]
  that this is one of
  the Securities referred
  to in the Indenture,

  by
    _____________________________
        Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                    11-3/8% Senior Subordinated Note due 2003

1.  INTEREST

          Core-Mark International, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall use its best efforts to have the Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the applicable Registration Statement is not filed with the Commission on or prior to 45 days after the Issue Date, (ii) the Exchange Offer Registration Statement or, as the case may be, the Shelf Registration Statement, is not declared effective within 105 days after the Issue Date, (iii) the Registered Exchange Offer is not consummated on or prior to 135 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 105 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company shall pay liquidated damages to each holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages.

          For purposes of the foregoing, "Transfer Restricted Securities" means each Initial Security until (i) the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Exchange Offer,
(ii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

          The Company shall pay interest and liquidated damages, if any, semiannually on March 15 and September 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 27, 1996. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  METHOD OF PAYMENT

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

3.  PAYING AGENT AND REGISTRAR

          Initially, BANKERS TRUST COMPANY, a New York banking corporation ("Trustee"), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  INDENTURE

          The Company issued the Securities under an Indenture dated as of September 27, 1996 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured obligations of the Company limited to $75,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Capital Stock of Restricted Subsidiaries; the creation of Liens; the lines of business in which the Company and its Restricted Subsidiaries may operate; the disposition of assets of the Company to Restricted Subsidiaries; and consolidations, mergers and transfers of all or substantially all of the

Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.


5. OPTIONAL REDEMPTION

          Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to September 15, 2000. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

          if redeemed during the 12-month period beginning on or after September 15 of the years set forth below:


Period                                                Redemption
Period                                                  Price
------                                                ----------
2000.........................................          105.688%
2001.........................................          102.844%
2002 and thereafter..........................          100.000%

          Notwithstanding the foregoing, at any time prior to September 15, 1999, the Company may redeem in the aggregate up to 30% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.375% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 70% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

          At any time on or prior to September 15, 2000, the Securities may also be redeemed as a whole at the option of the Company within 90 days after a Change of Control, at a redemption price equal to the sum of (i) 100% of the principal amount thereof plus (ii) the Applicable Premium plus (iii) accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).


6.  NOTICE OF REDEMPTION

          Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  PUT PROVISIONS

          Upon a Change of Control, unless the Company has elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.


8.  SUBORDINATION

          The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give such provisions effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


10.  PERSONS DEEMED OWNERS

          The registered Holder of this Security may be treated as the owner of it for all purposes.


11.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time may terminate substantially all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make certain changes in the Subordination provisions, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities.


14.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $5,000,000 and (vii) a Note Guarantee ceasing to be in full force and effect (other than in accordance with its terms). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


15.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          THE COMPANY SHALL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                          CORE-MARK INTERNATIONAL, INC.
                      395 OYSTER POINT BOULEVARD, SUITE 415
                             SAN FRANCISCO, CA 94080
                      ATTENTION OF CHIEF FINANCIAL OFFICER

                       ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


_______________________________________________________________________________

Date: _______________________________ Your Signature: _________________________

Signature Guarantee:___________________________________________________________
                    (Signature must be guaranteed by a
                  participant in a recognized signature
                    guarantee medallion program)
_______________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED
                               SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

/ / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

/ / has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

          (1) / / acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture); or

          (2)  / /  transferred to the Company; or

          (3) / / transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

          (4) / / transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

          (5) / / transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture; or

          (6) / / transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (4), (5) or
(6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Trustee or Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.


                                             ______________________________
                                                       Signature
Signature Guarantee:

_________________________                    ______________________________
                                                       Signature
(Signature must be guaranteed
by a participant in a signature
guarantee medallion program)
_______________________________________________________________________________

                  OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:
                               ___
                              /  /
                              ---

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$


Date: ____________________ Your Signature: ___________________________________
                           (Sign exactly as your name appearson the other
                            side of the Security)


Signature Guarantee:_______________________________________
                    (Signature must be guaranteed by a
                  participant in a recognized signature
                    guarantee medallion program)

                                                                       EXHIBIT B


                       [FORM OF FACE OF EXCHANGE SECURITY]


          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. 1/


                          CORE-MARK INTERNATIONAL, INC.

               11-3/8% SENIOR SUBORDINATED NOTE SERIES A DUE 2003

No.                                     Cusip No. [   ]
                                        $[       ]

          CORE-MARK INTERNATIONAL, INC., a Delaware corporation, promises to pay
to        , or registered assigns, the principal sum of    on September 15,
2003.

          Interest Payment Dates:  March 15 and September 15.

          Record Dates:  March 1 and September 1.
________________________

     1/ This paragraph should only be added if the Security is issued in global form.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                        CORE-MARK INTERNATIONAL, INC.,

                                          by

                                             ______________________
                                             Name:
                                             Title:

                                             ______________________
                                             Name:
                                             Title:


TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

BANKERS TRUST COMPANY,

     as Trustee, certifies                        [Seal]
     that this is one of
     the Securities referred
     to in the Indenture,

     by
       _________________________
          Authorized Signatory

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]


                    11-3/8% Senior Subordinated Note due 2003


1.  INTEREST

          Core-Mark International, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 27, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  METHOD OF PAYMENT

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

3.  PAYING AGENT AND REGISTRAR

          Initially, BANKERS TRUST COMPANY, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  INDENTURE

          The Company issued the Securities under an Indenture dated as of September 27, 1996 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured obligations of the Company limited to $75,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Capital Stock of Restricted Subsidiaries; the creation of Liens; the lines of business in which the Company and its Restricted Subsidiaries may operate; the disposition of assets of the Company to Restricted Subsidiaries; and consolidations, mergers and transfers of all or substantially all of the

Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.


5.  OPTIONAL REDEMPTION

          Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to September 15, 2000. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

          if redeemed during the 12-month period beginning on or after September 15 of the years set forth below:

                                                           Redemption
Period                                                       Price
------                                                     ----------

2000...................................................     105.688%
2001...................................................     102.844%
2002 and thereafter....................................     100.000%

          Notwithstanding the foregoing, at any time prior to September 15, 1999, in the aggregate up to 30% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.375% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 70% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

          At any time on or prior to September 15, 2000, the Notes may also be redeemed as a whole at the option of the Company within 90 days after a Change of Control, at a redemption price equal to the sum of (i) 100% of the principal amount thereof plus (ii) the Applicable Premium plus (iii) accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.  NOTICE OF REDEMPTION

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  PUT PROVISIONS

          Upon a Change of Control, unless the Company has elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.


8.  SUBORDINATION

          The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give such provisions effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


10.  PERSONS DEEMED OWNERS

          The registered Holder of this Security may be treated as the owner of it for all purposes.


11.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time may terminate substantially all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make certain changes in the Subordination provisions, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.


14.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $5,000,000 and (vii) a Note Guarantee ceasing to be in full force and effect (other than in accordance with its terms). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


15.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                          COREMARK INTERNATIONAL, INC.
                      395 OYSTER POINT BOULEVARD, SUITE 415
                             SAN FRANCISCO, CA 94080
                      ATTENTION OF CHIEF FINANCIAL OFFICER

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


_______________________________________________________________________________

Date: _____________________ Your Signature: ___________________________________

Signature Guarantee:___________________________________________________________
                    (Signature must be guaranteed by a
                  participant in a recognized signature
                    guarantee medallion program)
_______________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

                  OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                              /  /

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$


Date: ____________________ Your Signature: ____________________________________
                           (Sign exactly as your name  appears
                           on the other side of the Security)


Signature Guarantee:___________________________________________________________
                    (Signature must be guaranteed by a
                  participant in a recognized signature
                    guarantee medallion program)

                                                                       EXHIBIT C



                       Transferee Letter of Representation



Core-Mark International, Inc.
c/o Bankers Trust Company




Dear Sirs:

          This certificate is delivered to request a transfer of $ principal amount of the 11-3/8% Senior Subordinated Notes due 2003 (the "Notes") of Core-Mark International, Inc. (the "Company").

          Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

          Name: ___________________________________

          Address: ________________________________

          Taxpayer ID Number: _____________________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Notes of $250,000 or
(f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                             TRANSFEREE:___________________

                                             BY____________________________

                                                                       EXHIBIT D


                             FORM OF NOTE GUARANTEE


          NOTE GUARANTEE, dated as of             ,     , made by
(the "Guarantor"), the undersigned subsidiary of Core-Mark International, Inc., in favor of the Holders and the Trustee (as defined in the Indenture referred to below).

          Reference is made to the Indenture dated as of September 27, 1996 (as amended, restated, supplemented, modified or waived from time to time, the "Indenture"), between Core-Mark International, Inc. (the "Company") and the Trustee.

                              W I T N E S S E T H:

          WHEREAS the Company is a party to the Indenture;

          WHEREAS the Company owns directly all of or a majority interest in the Guarantor;

          WHEREAS the Guarantor shall derive substantial direct and indirect benefit from the transactions contemplated by the Indenture;

          NOW, THEREFORE, in consideration of the promises thereby, the Guarantor hereby agrees with and for the benefit of the Holders as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. DEFINED TERMS. As used in this Note Guarantee, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term "Holders" in this guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

          SECTION 2.01. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants to the Holders as follows:

          (a) DUE EXISTENCE; COMPLIANCE. The Guarantor is a corporation or limited partnership duly organized, validly existing and in good standing, where applicable, under the laws of the jurisdiction in which it was incorporated or organized and has all requisite power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Note Guarantee. The Guarantor is duly qualified or licensed to do business as a foreign corporation or entity and is in good standing, where applicable, in all jurisdictions in which it owns or leases property, or proposes to own or lease property, or in which the conduct of its business requires it to so qualify or be licensed, except to the extent that the failure to so qualify or be in good standing would have no material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Guarantor. The Guarantor is in compliance in all material respects with all applicable law, rules, regulations and orders.

          (b) CORPORATE AUTHORITIES; NO CONFLICTS. The execution, delivery and performance by the Guarantor of this Guarantee is within its corporate or limited partnership powers and has been duly authorized by all necessary corporate and stockholder approvals or partnership approvals and (i) does not contravene its organizational documents or any law, rule, regulation, judgment, order or decree applicable to or binding on the Guarantor and (ii) does not contravene, and shall not result in the creation of any lien under, any provision of any contract, indenture, mortgage or agreement to which the Guarantor is a party, or by which it or any of its properties are bound.

          (c) GOVERNMENT APPROVALS AND AUTHORIZATIONS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by or enforcement against the Guarantor of this

Note Guarantee (except such governmental approvals or authorizations as have been duly obtained or made and remain in full force and effect).

          (d) LEGAL, VALID AND BINDING. This Note Guarantee is the legal valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

          (e) LITIGATION. There is no pending or threatened action or proceeding affecting the Guarantor by or before any court, governmental agency or arbitrator, which may materially adversely affect the condition, operations, business, prospects, properties or assets of the Guarantor, or prohibit, limit in any way or materially adversely affect the ability of the Guarantor to perform its obligations under this Guarantee.

          (f) IMMUNITIES. Neither the Guarantor nor its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

          (g) NO DEFAULTS. There does not exist any event of default, or any event that with notice or lapse of time or both would constitute an event of default, under any agreement to which the Guarantor is a party or by which it may be bound, or to which any of its properties or assets may be subject which default would have a material adverse effect on the Guarantor, or would materially adversely affect the Guarantor's ability to perform its obligations under this Note Guarantee.

          (h)  SOLVENCY.  The Guarantor is on the date hereof solvent.


                                   ARTICLE III

                                    GUARANTEE

          SECTION 3.01. GUARANTEE. The Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article III notwithstanding any extension or renewal of any Obligation.

          The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the failure of any Holder to exercise any right or remedy against any other Guarantor of the Obligations; (e) the release of any security held by any Holder or the Trustee for the Obligations of any of them; or (f) any change in the ownership of such Guarantor, except as provided in
Section 3.02(b).

          The Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

          Except as otherwise provided herein, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

          The Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee or the Holders of a majority of the Securities (the "Majority Securityholders"), forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

          The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated for the purposes of the Guarantor's Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section.

          The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

          SECTION 3.02. LIMITATION ON LIABILITY. (a) Any term or provision of this Note Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Obligations guarantied hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Note Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

          (b) This Note Guarantee shall terminate and be of no further force or effect upon the sale or other transfer (i) by the Guarantor of all or substantially all of its assets or (ii) by the Company of all of its stock or other equity interests in the Guarantor, to a Person that is not an Affiliate of the Company; provided, however, that such sale or transfer constitutes an Asset Disposition (as defined in the Indenture). Upon notice to the Trustee that such a sale or transfer described in this clause 3.02(b) has occurred, the Trustee shall return the original Note Guarantee to the Guarantor.

          SECTION 3.03. SUCCESSORS AND ASSIGNS. Subject to Section 3.02(b) hereof, this Article III shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Holders and, in the event of any transfer or assignment of rights by any Holder, the rights and privileges conferred upon that party in this Note Guarantee and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Note Guarantee.

          SECTION 3.04. NO WAIVER, ETC. Neither a failure nor a delay on the part of the Holders or the Trustee in exercising any right, power or privilege under this Article III shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holders and the Trustee herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article III at law, in equity, by statute or otherwise.

          SECTION 3.05. MODIFICATION, ETC. No modification, amendment or waiver of any provision of this Article, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Securityholders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.


                                   ARTICLE IV

                                  SUBORDINATION

          SECTION 4.01. SUBORDINATION. The Obligations of the Guarantor under this Note Guarantee are subordinate to the obligations of the Guarantor under any Guarantee of the Credit Agreement and any other Senior Indebtedness to the extent and in the manner that the Indebtedness evidenced by the Securities is subordinate to the obligations of the Company under the Credit Agreement and other Senior Indebtedness under Article X of the Indenture. By acceptance of this Note Guarantee, the Holders agree to be bound by the foregoing provisions.


                                    ARTICLE V

                                  MISCELLANEOUS

          SECTION 5.01. NOTICES. All notices and other communications pertaining to this Note Guarantee or any Security shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid (a) if to the Guarantor, at its address set forth below, and (b) if to the Holders or the Trustee, as provided in the Indenture.

          SECTION 5.02. PARTIES. Nothing expressed or mentioned in this Note Guarantee is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee and the holders of any Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect of this Note Guarantee or any provision herein contained.

          SECTION 5.03. GOVERNING LAW. This Note Guarantee shall be governed by the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          SECTION 5.04. SEVERABILITY CLAUSE. In case any provision in this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

          SECTION 5.05. WAIVERS, AMENDMENTS AND REMEDIES. The failure to insist in any one or more instances upon strict performance of any of the provisions of this Note Guarantee or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in
full force and effect.   Except as otherwise expressly limited in this
Guarantee, all remedies under this Note Guarantee shall be cumulative and in addition to every other remedy provided for herein or by law.

          SECTION 5.06. ENTIRE AGREEMENT. This Note Guarantee is intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          SECTION 5.07. HEADINGS. The headings of the Articles and the sections in this Note Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          IN WITNESS WHEREOF, the Guarantor has duly executed this Note Guarantee as of the date first above written.



                         [NAME OF GUARANTOR],

                            By
                              ____________________________
                              Name:
                              Title:
                              Address: